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                                                                       EXHIBIT 3


                         REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT, dated as of September 30, 1997 ("Agreement"), between CNA Surety Corporation, a Delaware corporation (the "Company") and Equity Capsure Limited Partnership, an Illinois limited partnership (the "Major Stockholder").


                                    RECITALS

     (A) Pursuant to the Reorganization Agreement (the "Reorganization Agreement") by and among Capsure Holdings Corp., a Delaware corporation ("Capsure"), Continental Casualty Company, an Illinois corporation ("Parent"), the Company and Surety Acquisition Company, a Delaware corporation, dated as of December 19, 1996, the Major Stockholder agreed to, among other things, vote all of the 4,039,622 shares of common stock, $.05 par value per share of Capsure, held by it in favor of the adoption of the Merger.

     (B) As a condition to the consummation of the Merger contemplated by the Reorganization Agreement, the Company and the Major Stockholder have entered into this Agreement to provide certain securities registration rights with respect to the shares of CNA Surety Common Stock issued to the Major Stockholder.

     Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Reorganization Agreement.


                                   AGREEMENTS

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Effectiveness of Registration Rights. The registration rights pursuant to Sections 2 and 3 hereof shall become effective as of the first day of the sixth month following the Closing Date and terminate on the 3rd anniversary of the Closing Date; provided, that the rights set forth herein shall continue as necessary to effect a written notice submitted prior to the termination of this Agreement.

     Section 2.  Registration on Request.

     2.1 Notice. Upon written notice from the Major Stockholder or the Holders (as defined in Section 8 hereof) of at least a majority of the Registrable Securities (as defined in Section 9 hereof) requesting (i) that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by it or them or (ii) that the Company effect the registration under the Securities Act of all but not less than all of the Registrable Securities on a Form S-3 registration statement pursuant to Rule 415 under the Securities Act (or any similar rule) ("shelf registration"), which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company shall use its best efforts to effect (at the


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earliest possible date) the registration, under the Securities Act, of such
Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

        (a) except in the case of a shelf registration, if the Company shall have previously effected a registration with respect to Registrable Securities pursuant to this Section 2 or Section 3 hereof, the Company shall not be required to effect a registration pursuant to this Section 2 until a period of 120 days shall have elapsed from the effective date of the most recent such previous registration;

        (b) if, in the reasonable judgment of the Company, a registration at the time and on the terms requested would adversely affect any public financing by the Company that had been contemplated by the Company prior to the notice by such Holder requesting registration, the Company shall not be required to commence using its best efforts to effect a registration pursuant to this Section 2 until the earlier of (i) 60 days after the completion or abandonment of such financing and (ii) the termination of any "black out" period required by the underwriters, if any, in connection with such financing;

        (c) the Company shall not be required to file a registration statement if, as a result, the Company would be required to include in such registration statement (i) audited financial statements as of any date other than a fiscal year end or (ii) pro forma financial statements pursuant to Regulation S-X under the Securities Act if such pro forma statements cannot be reasonably prepared in a timely fashion, until such audited financial statements or such pro forma financial statements have been prepared; provided that the Company shall use its reasonable efforts to prepare on a timely basis any audited financial statements or pro forma financial statements required to be included;

        (d) if the Company determines, based on the good faith judgment of the Company's general counsel, that the filing of a registration statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with Securities and Exchange Commission requirements, the Company shall not be required to commence using its best efforts to effect a registration pursuant to this Section 2 until the earlier of (i) the date upon which such material information is disclosed to the public (it being understood that nothing herein shall require such disclosure) or ceases to be material or (ii) 90 days after the Company makes such good faith determination; and

        (e) if, at any time the Company informs the Holder or Holders that it believes that any fact or circumstance concerning the Company exists which, in the opinion of the Company, constitutes material information which has not been publicly disclosed and which the Company believes, in its sole opinion, it is inappropriate or inadvisable to so disclose, the Company may instruct orally (such oral instructions to be confirmed promptly in writing) such Holder or Holders not to sell any of its or their Registrable Securities until the Company either (i) discloses such fact or circumstance and delivers to the Holder or Holders (in the context of a public offering) copies of an amended or



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     supplemented prospectus in accordance with the provisions of Section 4.1 hereof, or (ii) delivers written notice to each Holder that it may proceed with such sale; provided, that no such limitation on the Holders' ability to sell its Registrable Securities shall continue for more than a period of 60 business days.

        (f) the Holders, cumulatively, shall have the right to exercise registration rights pursuant to this Section 2.1 only once.

If in any case the Company shall under any of foregoing clauses (a) through (d) postpone the filing of a registration statement requested by a Holder or Holders, the Holder or Holders shall have the right to withdraw, in whole but not in part, the request for registration by giving written notice to the Company 30 days after receipt of the notice of postponement, and in the event of such withdrawal such request shall not be counted as the exercise of the right permitted under the foregoing clause (f) to this Section 2.1. In addition, in no event shall a registration request be counted if the Registrable Securities with respect to which a request is made are not registered pursuant to an effective registration statement due to default by the Company of its obligations hereunder. If the Company shall have filed a shelf registration with respect to the Registrable Securities, the Company may withdraw such registration statement upon the third anniversary date of the Closing Date.

     2.2 Third Person Shares. The Company shall have the right to cause the registration of securities for sale for the account of any person (excluding the Company in a primary offering of its voting securities) in any registration of Registrable Securities requested pursuant to this Section 2, provided that the Company shall not have the right to cause the registration of such securities if:

        (a) in the reasonable judgment of the Holder or Holders requesting such registration pursuant to this Section 2, registration of such securities would adversely affect the offering and sale of Registrable Securities then contemplated by the Holders; or

        (b) such Holder or Holders do not receive assurances satisfactory to it or them that the person for which such securities are being registered will pay any transfer taxes applicable to their securities being registered, all commissions, discounts and other compensation payable to the underwriters (including fees and expenses of underwriters' counsel other than those referred to in clause (iv) of the definition of Registration Expenses) in respect of such securities and the fees and expenses of their own counsel (provided that for purposes of this clause
     (b), the guarantee by the Company to each Holder of payment of such amounts shall be satisfactory assurance to the Holders).

     2.3 Registration Expenses. The Company shall pay or cause to be paid all Registration Expenses in connection with any registration pursuant to this
Section 2; provided that with respect to any such registration each Holder requesting such registration shall bear any transfer taxes applicable to such Holder's Registrable Securities registered thereunder, all commissions, discounts or other compensation payable to the underwriters in respect of such Registrable Securities and the fees and expenses of such Holder's own counsel; and provided further that

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in no event shall any Holder be required to pay any internal costs of the
Company or the Company be required to pay any internal costs of any Holder.

     Section 3.  Incidental Registration.

     3.1 Notice and Registration. If the Company proposes to register any of its voting securities ("Other Securities") for public sale under the Securities Act, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to each Holder of its intention to do so, and upon the written request of a Holder delivered to the Company within fifteen Business Days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof) the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

        (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company receives the written opinion of the managing underwriters of such offering or offerings that the aggregate amount of shares to be registered by the Holders of the Registrable Securities could materially and adversely affect such offering, then the Company may reduce the number of Registrable Securities of such Holders to be included in such offering; provided, that such Holders will be entitled to register the maximum number of Registrable Securities which the underwriters deem advisable in such written opinion (without regard to the limitations set forth in Section 7) and the Company will allocate the number of Registrable Shares to be registered for each such Holder on a pro rata basis in accordance with the number of shares each Holder initially requested to be sold;

        (b) the Company shall not be required to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans; and

        (c) Holders, cumulatively, shall have the right to exercise registration rights pursuant to this Section 3 without limit during the term hereof.

No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 2.

     3.2 Registration Expenses. The Company will pay all Registration Expenses in connection with any registration pursuant to this Section 3; provided that with respect to any such registration a Holder requesting such registration shall bear all transfer taxes applicable to such Holder's Registrable Securities registered thereunder, as such Holder's pro rata share of

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

all commissions, discounts or other compensation payable to the underwriters in respect of such Registrable Securities and the fees and expenses of a Holder's own counsel; and provided, further, that in no event shall any Holder be required to pay any internal costs of the Company or the Company be required to pay any internal costs of any Holder.

     Section 4.  Registration Procedures.

     4.1  Registration and Qualification.

        (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3, the Company will as promptly as is practicable:

        (i) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

        (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder set forth in such registration statement or the expiration of five months after such registration statement becomes effective (except in the case of a shelf registration statement on Form S-3 the parties shall mutually agree upon an appropriate expiration period which in no event shall be later than the end of the term of this Agreement);

        (iii) furnish to each Holder and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in the case of a Holder or managing underwriter, including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under the Securities Act, in conformity with the requirements of the Securities Act, such documents as may be incorporated by reference in such registration statement or prospectus, and such other documents, as each Holder or such underwriter may reasonably request;

        (iv) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as a Holder or any underwriter of such Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to

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     subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

        (v) furnish to each such Holder and the underwriters, addressed to them, (A) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters, respectively, delivered to underwriters in underwritten public offerings of securities and such other matters as a Holder may reasonably request;

        (vi) immediately notify each such Holder at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is or was required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes or included an untrue statement of a material fact or omits or omitted to state any material fact required to be stated therein or necessary, in the light of the circumstances then existing, to make the statements therein not misleading, and at the request of each such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, in the light of the circumstances then existing, to make the statements therein not misleading; and

        (vii) use reasonable efforts to do any and all other acts any Holder may reasonably request and which are customary for a registration of equity securities.

The Company may require each Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

        (b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(a)(vi) hereof, such Holder shall use its best effort to discontinue forthwith disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.l(a)(vi) hereof.

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     4.2  Underwriting.

        (a) If requested by the managing underwriter for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect provided in Section 6 and the provision of opinions of counsel and accountants' letters to the effect provided in Section 4.1(a)(v). Each Holder involved shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of each such Holder.

        (b) In the event that any registration pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to
     Section 3 by any Holder, to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In any such case, the requesting Holder shall be a party to any such underwriting agreement. Such agreement shall contain such representations, warranties and covenants by each such Holder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect provided in Section 6. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holder.

     Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give each Holder involved and the underwriters, if any, and their respective counsel and accountants (collectively, the "Inspectors"), such reasonable and customary access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Records which the Company reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary or appropriate to avoid or correct a misstatement or omission in the registration statement, (ii) the portion of the Records to be disclosed has otherwise become publicly known, (iii) the information in such Records is to be used in connection with any litigation or governmental investigation or hearing relating to any registration statement or (iv) the release of such Records is ordered pursuant to a subpoena or other order. Each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company.


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     Section 6.  Indemnification and Contribution.

        (a) In the event of any registration of any Registrable Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless a Holder, its general and limited partners, directors and officers, each other person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by a Holder or an underwriter for use in the preparation thereof; and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person who controls such underwriter within the meaning of the Securities Act under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability or expense (or actions or proceedings in respect thereof) of such person results from the fact that such underwriter sold Registrable Securities to a purchaser to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Securities Act if the Company has previously made available copies thereof to such underwriter and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or any such underwriter and shall survive the transfer of such securities by a Holder. The Company also shall agree to provide provision for contribution as shall be reasonably requested by a Holder or any underwriters regarding circumstances where such indemnity may be held unenforceable.


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        (b)  A Holder, by virtue of exercising its registration rights hereunder, agrees and undertakes severally, and the Company may require, as a condition to filing a registration statement, that the Company shall have received from the underwriters an agreement to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section
     6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by it to the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Registrable Securities by such Holder of Registrable Securities. Each Holder also shall agree to provide provision for contribution as shall reasonably be requested by the Company or any underwriters regarding circumstances where such indemnity may be held unenforceable.

        (c) In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified person in respect of which indemnity may be sought pursuant to this Section, such indemnified person shall promptly notify the indemnifying person in writing and the indemnifying person, upon request of the indemnified person, promptly shall retain counsel satisfactory to the indemnified person to represent the indemnified person and any others the indemnifying person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified person shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified person unless (i) the indemnifying person shall have failed to retain counsel for the indemnified person as aforesaid, (ii) the indemnifying person and such indemnified person shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified person representation of such indemnified person by the counsel retained by the indemnifying person would be inappropriate due to actual or potential differing interests between such indemnified person and any other person represented by such counsel in such proceeding. The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify the indemnified person from and against any loss or liability by reason of such settlement or judgment.


        (d) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification

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     of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

     Section 7. Limitation on Rights. Each Holder agrees that no requests for registration shall be made hereunder for less than 500,000 shares, in aggregate, of Registrable Securities.

     Section 8. Definition of Holder. The term "Holder" means the Major Stockholder and shall also mean any Permitted Assignee (as defined hereinafter) that is a holder of Registrable Securities; provided that in the case of such Permitted Assignee, the Major Stockholder shall have assigned rights hereunder in writing and the Permitted Assignee shall have agreed in writing, addressed to the Major Stockholder and the Company, to be bound hereby; and provided further, that there shall be no more than 20 Permitted Assignees considered Holders hereunder at any one time without the consent of the Company, which consent will not be unreasonably withheld. For purposes of this Agreement, a "Permitted Assignee" shall mean (i) an affiliate (as defined under the Exchange Act, as defined in the Reorganization Agreement) of the Holder or its partners,
(ii)  a lender or other pledgee of Registrable Securities as collateral or
(iii) a charitable foundation receiving Registrable Securities from the Holder or an affiliate of the Holder. Rights hereunder assigned to any Permitted Assignee covered by clauses (ii) or (iii) in the preceding sentence shall not, without the consent of the Company, be further assignable by such Permitted Assignee other than to a successor to all or substantially all of such Permitted Assignee's business or assets which successor shall have agreed in writing to be bound hereby. The Company shall not be obligated to effect any registration pursuant to Section 3 hereof if, in the written opinion of counsel to the Company who shall be reasonably satisfactory to any affected Holder, the intended method or methods of disposition of any Registrable Securities by such Holder may be effected without registration under the Securities Act.

     Section 9. Definition of Registrable Securities. The term "Registrable Securities" shall mean (a) the common stock of the Company held by the Major Stockholder on the date hereof (and 486,760 shares of Common Stock held by the Robert H. and Ann Lurie Family Foundation (charitable foundation) on the date hereof), (b) any common stock referred to in clause (a) held by a Permitted Assignee, (c) any common stock issued or issuable with respect to the securities referred to in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (d) any common stock issued or issuable pursuant to the exercise of stock options. For purposes of determining the aggregate amount of Registrable Securities outstanding at any time, shares with respect to which the Company shall not be obligated to effect registration pursuant to the last sentence of Section 8 hereof shall not be deemed Registrable Securities.

     Section 10. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

     Section 11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by fax, by nationally-recognized overnight delivery service

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or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

     if to the Company:

             CNA Surety Corporation
             c/o CNA Insurance Companies
             CNA Plaza; 42 South
             Chicago, IL  60685
             Attention:  David T. Cumming, Group Vice President
                         & Associate General Counsel
             Facsimile:  (312) 822-1186

     with a copy to:


             Sonnenschein Nath & Rosenthal
             8000 Sears Tower
             Chicago, IL  60606
             Attention:       Mitchell L. Hollins
                              Arthur J. Simon
             Facsimile:       (312) 876-7934


     If to any Holder, addressed to such Holder at such Holder's address as shown on the books of the Company or its transfer agent or to such other address or person as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     Section 12. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; HOWEVER, ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN AND DECIDED BY THE FEDERAL OR STATE COURTS IN CHICAGO, ILLINOIS, SUCH COURTS BEING A PROPER FORUM IN WHICH TO ADJUDICATE SUCH ACTION OR PROCEEDING, AND EACH PARTY HEREBY WAIVES ANY CLAIM OF INCONVENIENT FORUM.

     Section 13. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 14. Amendments; Severability. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company and the Major Stockholder or the Holders of a majority of the Registrable Securities hereunder. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision

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                                Page 31 of 32
of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The parties hereto agree that facsimile signatures shall constitute and shall be accepted as original signatures.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.


                                          CNA SURETY CORPORATION


                                          By: /s/ Mark Vonnahme
                                              -----------------------------
                                          Name:  Mark Vonnahme
                                          Title: President & CEO

                                          EQUITY CAPSURE LIMITED
                                          PARTNERSHIP


                                          By:  /s/ Samuel Zell
                                               -----------------------------
                                          Name:   Samuel Zell
                                          Title:  Trustee of General Partner


                                Page 32 of 32


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